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                                                                    EXHIBIT 23.2

                   [EIDE BAILLY LLP LETTERHEAD APPEARS HERE]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to use of our report dated April 9, 1997, with respect to the financial statements of Sunrise Organic Farms, Inc. (f/k/a Aurora Dairy Corporation of Idaho, Inc.) (Sunrise) as of December 31, 1996 in the Registration Statement (Form S-8) of Horizon Organic Holding Corporation. The financial statements as of December 31, 1996 and 1995 were audited by Eide Helmeke PLLP, who merged with Charles Bailly & Company PLLP as of May 1, 1998, and whose report dated April 9, 1997, expressed an unqualified opinion.


/S/ Eide Bailly LLP
EIDE BAILLY LLP
September 30, 1998
Fargo, North Dakota